EXHIBIT 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-100116) and Form S-8 (No. 333-65376) of Accenture Ltd of our report dated November 27, 2001 relating to the financial statements of the Accenture Ltd 2001 Employee Share Purchase Plan at August 31, 2001 and for the period from June 5, 2001 to August 31, 2001, which appears in this Form 10-K/A.

/s/    PRICEWATERHOUSECOOPERS LLP
December 20, 2002
Chicago, Illinois